Exhibit 3.1

FOURTH AMENDED AND RESTATED

BY-LAWS OF

UNITED THERAPEUTICS CORPORATION

ARTICLE I

OFFICES

Section 1.1.  Registered Office.  The registered office of United Therapeutics Corporation (the “Corporation”) shall be in the State of Delaware at such location and with such registered agent in charge thereof as may be established by the Board of Directors from time to time.

Section 1.2.  Other Offices.  The Corporation may also have offices, and keep the books and records of the Corporation, except as may be required by law, at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1.  Annual Meetings.  An annual meeting of stockholders shall be held for the election of directors to succeed those whose terms expire and to transact such other business as may properly be brought before the meeting at such date, time and place, if any, either within or without the State of Delaware as may be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2.2.  Special Meetings.  A special meeting of the stockholders may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors or the President. Only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting as hereinafter provided.

Section 2.3.  Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, annual or special, a written notice of the meeting, specifying the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to such stockholder or stockholders which shall state the place, if any, the date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 2.4.  Notice of Stockholder Business at Meetings.  At any meeting of stockholders, annual or special, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting as hereinafter provided. For a proposal to be properly brought before a meeting, each item of business must either (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the persons calling the meeting as herein provided, (b) be otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) be otherwise properly brought before the meeting by a stockholder (who is a stockholder of record at the time the notice is provided) as hereinafter provided. For a proposal to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (if delivered by electronic mail or facsimile, the stockholders notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the Corporation’s most recent proxy statement), in the case of an annual meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as the result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholders notice as described above.  The provisions of this Section 2.4 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the proposal desired to be brought before the meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (b) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (c) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (d) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (e) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the proposal is made, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”), (i) the class and number of shares of capital stock of the Corporation which are beneficially owned (as defined below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (ii) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder, beneficial owner or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (iii) a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (f) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal. For purposes of clause (e) of this paragraph, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing):  (a) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (b) the right to vote such shares, alone or in concert with others and/or (c) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.4. The Board of Directors may reject any stockholder proposal submitted for consideration at a meeting of stockholders which is not made in accordance with the terms of this Section 2.4 or which is not a proper subject for stockholder action in accordance with provisions of applicable law. Alternatively, if the Board of Directors fails to consider the validity of any such stockholder proposal, the presiding officer of the meeting of stockholders may, if the facts warrant, determine and declare to the persons attending the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.4, and he or she shall further declare that any such business not properly brought before such meeting shall not be transacted. The Board of Directors or, as the case may be, the presiding officer of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures and the Board of Directors or, as the case may be, the presiding officer’s ruling thereon shall be final and conclusive. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of stockholders of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.

Notwithstanding the foregoing provisions, a stockholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4.  Nothing in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.5.  Nomination of Director Candidates.  To be qualified for election as a director, persons must be nominated in accordance with the procedures set forth in this Section 2.5 or in Section 2.14 of these By-laws. Nominations of candidates for election to the Board of Directors of the Corporation may be made only by or at the direction of the Board of Directors or by a stockholder (who is a stockholder of record at the time the notice is provided under this Section 2.5 or Section 2.14 of these By-laws) entitled to vote at such meeting of stockholders. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation (if delivered by electronic mail or facsimile, the stockholders notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the Corporation’s most recent proxy statement). To be timely under this Section 2.5, a stockholder’s notice shall be delivered to or mailed and received by the Secretary not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary of the previous year’s annual meeting and, in the case of a special meeting, not less than ten (10) days immediately following the public announcement of such special meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than the result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (a) all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A of the Exchange Act, (b) such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (c) the name and address of the stockholder or stockholders and the beneficial owner, if any, giving the notice as the same appears in the Corporation’s stock ledger, (d) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (e) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (f) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”), (i) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (ii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder, beneficial owner or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (iii) a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (g) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such nomination. For purposes of clause (f) of this paragraph, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing):  (a) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (b) the right to vote such shares, alone or in concert with others and/or (c) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary the information required by this Section 2.5 to be set forth in a stockholders notice of nomination which pertains to the nominee and such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination as to whether such person is independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission (the “SEC”), and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors. The Chairman of a meeting of stockholders shall, if the facts warrant, determine and declare at such meeting of stockholders that such nomination was not made in accordance with the procedures prescribed by this Section 2.5, and he or she shall further declare that the defective nomination shall be disregarded. The Chairman of a meeting of stockholders shall have absolute authority to decide questions of compliance with the foregoing procedures and his or her ruling thereon shall be final and conclusive.

Section 2.6.  Adjournments.  Any meeting of stockholders, annual or special, may be adjourned from time to time for any reason, by the Chairman of the meeting to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof, and means of remote communications, if any, by which stockholders and proxyholders may be deemed present and in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7.  Quorum.  At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these By-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the Chairman of the meeting may adjourn the meeting from time to time in the manner provided by Section 2.6 of these By-laws, without notice other than the announcement at the meeting, until a quorum shall be present or represented. The stockholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.8.  Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting by the holders of a majority of voting power of the stock entitled to vote thereat, present in person or represented by proxy. The

Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

Section 2.9.  Voting; Proxies.  Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by him or her which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by written proxy, which may be in the form of a telegram, cablegram, or other means of electronic transmission, signed by the person and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from the date of such proxy, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy by the stockholder or the stockholder’s attorney-in-fact.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date than the original proxy with the Secretary of the Corporation. A proxy is not revoked by the death or incapacity of the maker, unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.  Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, each nominee for election as a director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election.  In all director elections other than uncontested elections, the nominees for election as a director shall be elected by a plurality of the votes cast.  For purposes of this Section 2.9, an “uncontested election” means any meeting of stockholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which (a) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 2.5 of these By-laws, or (b) such a notice has been submitted, and on or before the fifth (5th) business day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the SEC (regardless of whether thereafter revised or supplemented), the notice has been (i) withdrawn in writing to Secretary of the Corporation, (ii) determined not to be a valid notice of nomination, with such determination to be made by the Board of Directors (or a committee thereof) pursuant to Section 2.5 of these By-laws, or if challenged in court, by a final court order, or (iii) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest. All other questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these By-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the Certificate of Incorporation) the Board of Directors may require a larger vote upon any election or question.

Section 2.10.  Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.11.  List of Stockholders Entitled to Vote.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, annual or special, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  Such list shall presumptively determine the identity of stockholders entitled to vote in person or by proxy at the meeting and entitled to examine the list.

Section 2.12.  Consent of Stockholders in Lieu of Meeting.  Except as otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may not be effected by consent in writing in lieu of a meeting by such stockholders.

Section 2.13.  Meetings by Remote Communications.  The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.14.  Proxy Access for Director Nominations.

(a)                The Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of stockholders the name of, and the Additional Information (as defined below) relating to, any nominee for election to the Board of Directors who satisfies the eligibility requirements set forth in this Section 2.14 (a “Stockholder Nominee”) and who is identified in a timely and proper notice delivered under Section 2.14(g) of these By-laws (the “Stockholder Notice”) by a stockholder on behalf of one or more persons, but in no case more than twenty (20) persons, who (i) expressly elect to have such Stockholder Nominee included in the Corporation’s proxy statement, (ii) own and have owned (as defined below in Section 2.14(c)) shares representing at least three percent (3%) of the outstanding voting stock of the Corporation entitled to vote in the election of directors continuously for at least three years (the “Required Shares”) as of the date of the Stockholder Notice and through the date of such annual meeting, and (iii) satisfy such additional requirements as shall be set forth in these By-laws, as amended from time to time (such stockholder or stockholders and additional persons on behalf of whom a stockholder is acting, an “Eligible Stockholder”).

(b)                For purposes of satisfying the foregoing ownership requirement under Section 2.14(a), (i) the outstanding shares of voting stock of the Corporation owned by one or more stockholders, or by the beneficial owner or owners who own outstanding shares of voting stock of the Corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other beneficial owners whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and (ii) any two or more funds that are (1) under common management and funded primarily by a single employer or (2) a “group of investment companies,” as such term is defined in section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or owner.

(c)                For purposes of this Section 2.14, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of voting stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of voting stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate.  A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.  A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares on three (3) business days’ notice and has recalled such loaned shares as of the date of the Stockholder Notice and through the date of the annual meeting.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of voting stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

(d)                No stockholder or beneficial owner may be a member of more than one group of stockholders constituting an Eligible Stockholder under this Section 2.14.

(e)                An Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) must (i) within five (5) business days after the date of the Stockholder Notice, provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three (3)-year holding period, verifying that, as of the date of the Stockholder Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and (ii) include in the written statements provided pursuant to Item 4 of Schedule 14N filed with the SEC a certification that it owns and has owned, as defined in Section 2.14(c) of these By-laws, the Required Shares for at least three (3) years.

(f)                 For purposes of this Section 2.14, the “Additional Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed five hundred (500) words, in support of the Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders (the “Statement”).  Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy statement any information or Statement that it, in good faith, believes would violate any applicable law or regulation.  Nothing in this Section 2.14 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Stockholder Nominee and any Eligible Stockholder.

(g)                The Stockholder Notice shall set forth and consist of (i) all applicable information required under Section 2.5 of these By-laws; (ii) the written consent of each Stockholder Nominee to being named in the

Corporation’s proxy statement as a nominee; (iii) a statement by the Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) certifying as to the number of shares of voting stock of the Corporation it owns and has owned (as defined in Section 2.14(c)) continuously for at least three (3) years as of the date of the Stockholder Notice and agreeing to continue to own through the date of such annual meeting such shares it is deemed to own for purposes of this Section 2.14; (iv) a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act; and (v) the written agreement of the Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties: (1) the Eligible Stockholder’s agreement to provide written statements from the record holder and intermediaries in the same form as required under Section 2.14(e) verifying the Eligible Stockholder’s continuous ownership of the Required Shares through and as of the business day immediately preceding the date of the annual meeting, together with the Eligible Stockholder’s agreement to continue to own such shares through the date of the annual meeting; (2) the Eligible Stockholder’s representation and warranty that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.14) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.14, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of clause (l) of Rule 14a-1 under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, and (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and (3) the Eligible Stockholder’s agreement to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, (C) file all materials described below in Section 2.14(j) with the SEC, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such materials under Regulation 14A of the Exchange Act, and (D) provide to the Corporation prior to the election of directors such additional information as necessary or reasonably requested by the Corporation. The inspector of elections shall not give effect to the Eligible Stockholder’s votes with respect to the election of directors if the Eligible Stockholder breaches any of its agreements, representations, or warranties set forth in the Stockholder Notice, or if any of the information in the Stockholder Notice was not, when provided, true and correct.

(h)                To be timely under this Section 2.14, a Stockholder Notice must be received by the Secretary of the Corporation not later than the close of business on the one hundred and twentieth (120th) day nor earlier than the close of business on the one hundred and fiftieth (150th) day prior to the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or forty-five (45) days after the anniversary of the preceding year’s annual meeting, in order to be timely the Stockholder Notice must be so received not later than the close of business on the later of the one hundred and twentieth (120th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which the public announcement of the date of the annual meeting is first made.

(i)                 Within five (5) business days after the date of the Stockholder Notice, a Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that such Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors.  At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days of such request, submit all completed and signed questionnaires required of the Corporation’s directors and officers and provide to the Corporation such other information as it may reasonably request.  The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors.

(j)                 The Eligible Stockholder shall file with the SEC any solicitation or other communication relating to the Corporation’s annual meeting, one or more of the Corporation’s directors then in office or any Stockholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(k)                The number of Stockholder Nominees appearing in the Corporation’s proxy statement with respect to an annual meeting, combined with the number of (i) directors currently serving on the Board of Directors as a result of being elected pursuant to this Section 2.14, where the term of that director or directors extends past the election of directors for which the Corporation is soliciting proxies in connection with such annual meeting, and (ii) Stockholder Nominees who satisfy the requirements for inclusion in the Corporation’s proxy statement but who are either withdrawn or are nominated by the Board of Directors as Board nominees, shall not exceed twenty percent (20%) of the number of directors then serving in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.14, or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that if fewer than ten (10) directors are serving on the Board of Directors as of the last day on which a Stockholder Notice may be delivered pursuant to Section 2.14(h), the number of Stockholder Nominees shall not exceed twenty-five percent (25%) of the number of directors then serving in office as of such date.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.14 exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the maximum number is reached, going in order of the amount (largest to smallest) of shares of voting stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Stockholder Notice submitted to the Corporation.  If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.  The Corporation shall not be required to include, pursuant to this Section 2.14, any Stockholder Nominee(s) in its proxy statement for any meeting of stockholders for which the Secretary of the Corporation receives notice that a stockholder intends to nominate a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.5 of these By-laws and which stockholder does not expressly elect to have its nominee(s) included in the Corporation’s proxy statement pursuant to this Section 2.14.

(l)                 Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.14 for the next two annual meetings.

(m)               The Corporation shall not be required to include, pursuant to this Section 2.14, any Stockholder Nominees in its proxy statement for any meeting of stockholders (i) who is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (ii) who does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten (10) years.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1.  Powers; Number; Qualifications.  Except as may be otherwise provided by law and subject to the limitations in the Certificate of Incorporation or these By-laws relating to actions required to be approved by the stockholders, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authorities these By-laws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws required to be exercised or done by the stockholders.  The number of directors which shall constitute the whole Board shall be not less than five (5) nor more than twenty (20). The exact number of directors within the minimum and maximum limitation specified in the preceding sentence shall be fixed from time to time exclusively by resolution of a majority of the whole Board. Directors need not be stockholders or residents of the State of Delaware.

The Board of Directors is specifically authorized to divide the Board into three classes, as authorized by the Delaware General Corporation Law and the Certificate of Incorporation, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the whole Board permits. The term of office of each class shall expire at the third annual meeting of stockholders for election of directors following the election of such class. At each annual meeting of stockholders, directors of the class whose term then expires shall be elected for a full term of three (3) years to succeed the directors of such class so that the term of office of the directors of one class shall expire in each year.

Section 3.2.  Election; Term of Office; Resignation; Removal; Vacancies.  The members of each class of directors shall be elected at the annual meeting of the stockholders at which the term of office of such class expires, as provided herein. Each director shall hold office until the expiration of the term for which he or she was elected and shall continue in office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. A director may be removed from office only for cause and by the affirmative vote of the holders of not less than eighty percent (80%) of all the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors at a special meeting of stockholders called expressly for that purpose. Any newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled solely by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and directors so chosen shall hold office until the next annual election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.  No decrease in the authorized number of directors shall shorten the term of any incumbent director. The stockholders of the Corporation are expressly prohibited from cumulating their votes in any election of directors of the Corporation.

Section 3.3.  Regular Meetings.  Regular meetings of the Board of Directors shall be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine; provided, however, that no fewer than one regular meeting per year shall be held.  A notice of each regular meeting shall not be required.

Section 3.4.  Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President or by any two directors. The person or persons authorized to call a special meeting may fix the place and time of such meeting.  Notice of each such meeting shall be given to each director, if by mail, addressed to such director as his or her residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent to such director at such place by telecopy, telegraph, electronic transmission or other form of recorded communication, or be delivered personally or by telephone, in each case at least twenty-four (24) hours prior to the time set for such meeting.  Notice of any meeting need not be given to a director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director.  A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.5.  Telephonic Meetings Permitted.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.5 shall constitute presence in person at such meeting.

Section 3.6.  Quorum; Vote Required for Action.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Certificate of Incorporation or these By-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  If a quorum initially is present at any meeting of directors, the directors may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum, upon resolution of at least a majority of the required quorum for that meeting prior to the loss of such quorum.

Section 3.7.  Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a director chosen by the Board. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.8.  Action by Written Consent.   Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

Section 3.9.  Compensation.  The Board of Directors shall have the authority to fix compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors.

Section 3.10.  Emergency By-laws.  In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum.  Such director or directors in attendance may further take action to appoint one (1) or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE IV

COMMITTEES

Section 4.1.  Committees.  The Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting of such committee and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the

Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, indemnifying directors or amending these By-laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when appropriate.

Section 4.2.  Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in all other respects each committee shall conduct its business in the same manner as the Board of Directors of the Corporation conducts its business pursuant to ARTICLE III of these By-laws.

ARTICLE V

OFFICERS

Section 5.1.  Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies.  The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Controller, one or more Vice Presidents, a Secretary, a Treasurer, each to have such authority, functions or duties as determined by or at the direction of the Board of Directors.  Each officer shall hold office for such term as may be prescribed by the Board of Directors or by contract and until such person’s successor shall have been duly chosen and qualified, or until person’s earlier death, disqualification, resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is party. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the rights, if any, of the Corporation under any contract to which such officer is party, but the election or appointment of an officer shall not of itself create contractual rights. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board.

Section 5.2.  Powers and Duties of Executive Officers.  The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE VI

STOCK

Section 6.1.  Certificates.  The shares of the Corporation may be represented by certificates, or may be issued in uncertificated form in accordance with the DGCL, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock in the Corporation represented by a certificate shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him or her in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.2.  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificated or uncertificated shares.  The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

ARTICLE VII

INDEMNIFICATION

Section 7.1.  Indemnification of Officers and Directors.  The Corporation shall to the fullest extent permitted by the laws of Delaware as the same now or may hereafter exist, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 of this ARTICLE VII or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him or her in connection therewith.

Section 7.2.  Determination.  Any indemnification required under Section 7.1 of this ARTICLE VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.1 of this ARTICLE VII. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 7.3.  Advancement of Expenses.  Expenses (including attorneys fees) incurred by an officer or a director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in or pursuant to this ARTICLE VII.

Section 7.4.  Other Rights of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to this ARTICLE VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 7.5.  Indemnification Agreements.  Without limiting the provisions of this ARTICLE VII, the Corporation is authorized from time to time, without further action by the stockholders of the Corporation, to enter into agreements with any director or officer of the Corporation providing such rights of indemnification and advancement as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.

Section 7.6.  Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this ARTICLE VII.

Section 7.7.  Survival of Right to Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.8.  Definitions. For purposes of this ARTICLE VII, references to a “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that a person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this ARTICLE VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VII.

Section 7.9.  Indemnification of Employees and Agents.  Persons who are not covered by the foregoing provisions of this ARTICLE VII and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the fullest extent permitted by the laws of Delaware as the same now or may hereafter exist or to such lesser extent as the Board of Directors of the Corporation, in its discretion, may from time to time deem appropriate.

ARTICLE VIII
FORUM FOR ADJUDICATION OF DISPUTES

Section 8.1.   Forum.  Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the

Certificate of Incorporation or By-laws, (d) any action asserting a claim governed by the internal affairs doctrine, or (e) any action to interpret, apply, enforce or determine the validity of any provision of the Corporation’s Certificate of Incorporation or By-laws, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware); in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Section 8.2.  Personal Jurisdiction.  If any action the subject matter of which is within the scope of Section 8.1 of these By-laws is filed in a court other than a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) (a “Foreign Action”) in the name of any stockholder (including any beneficial owner), such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 8.1 of these By-laws and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 8.3.  Enforceability.  Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE VIII.  If any provision of this ARTICLE VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this ARTICLE VIII (including, without limitation, each portion of any sentence of this ARTICLE VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX

MISCELLANEOUS

Section 9.1.  Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 9.2.  Seal.  The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 9.3.  Manner of Notice.  Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given by electronic transmission in accordance with Section 232 of the DGCL.  An affidavit of the mailing or other means of giving any notice of any stockholders meeting, executed by the Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.

Notice to directors or officers of the Corporation may be given by telegram, telephone, mailgram, telex, telecopier, courier, any other similar medium or electronic mail at the address such director shall have filed in writing with the Secretary of the corporation.

Section 9.4.  Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. To the extent permitted by law, attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.

Section 9.5  Form of Records; Maintenance and Inspection of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.  The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these By-laws as amended to date, accounting books and other records.

Section 9.6.  Amendment of By-laws.  These By-laws may be altered or repealed, and new By-laws made, by the Board of Directors or by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 9.7.  Subject to Law and Certificate of Incorporation.  All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

The foregoing By-laws were adopted by the Board of Directors on June 26, 2015.